Exhibit 10.1

Execution Copy

FIFTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AND CONSENT OF GUARANTORS

This FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of April 9, 2008, and entered into by and among FLEETWOOD ENTERPRISES, INC. (“Fleetwood”), FLEETWOOD HOLDINGS INC. and its Subsidiaries listed on the signature pages hereof (collectively, “Borrowers”), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders.

Recitals

Whereas, Fleetwood, the Borrowers, the Lenders, and the Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of January 5, 2007, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of May 25, 2007, that certain Second Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of September 18, 2007, that certain Third Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of January 16, 2008, and that certain Fourth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of March 5, 2008 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Any terms defined in the Credit Agreement and not defined in this Amendment are used herein as defined in the Credit Agreement;

Whereas, the Borrowers have requested an amendment to the Credit Agreement to permit them to substitute Term Loan Collateral with cash collateral; and

Whereas, the Lenders and the Agent are willing to agree to the amendment requested by the Borrowers, on the terms and conditions set forth in this Amendment;

Now Therefore, in consideration of the premises and the mutual agreements set forth herein, Fleetwood, the Borrowers, the Lenders, and the Agent agree as follows:

1.     AMENDMENT TO CREDIT AGREEMENT.  Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of Fleetwood and the Borrowers set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1   Amendment to Section 2.8.  Section 2.8 shall be amended by deleting such section in its entirety and replacing it with the following:

“2.8         Substitution of Collateral with Real Estate.  The Borrowers may from time to time provide substitute Real Estate collateral (the “Substituted Property”) for any Collateral constituting Real Estate or any Substituted Cash Collateral; provided that for each such substitution (a “Property Substitution”) the following conditions are satisfied with respect to such Property Substitution and the applicable Substituted Property:

(a)           no Default or Event of Default has occurred and is continuing both before and after giving effect to such Property Substitution;

(b)           the Flexibility Conditions are satisfied as of the date of and both before and immediately after giving effect to such Property Substitution;

(c)           the applicable Substituted Property is free and clear of all Liens other than Liens described in clauses (a), (b) and (e) of the definition of Permitted Liens;

(d)           Agent shall have received an appraisal (in form and substance and by an appraiser reasonably satisfactory to the Agent) for the applicable Substituted Property (the “Substituted Property Appraisal”), dated no more than six (6) months prior to the date of such Property Substitution;

(e)           the appraised value of the applicable Substituted Property, as set forth in the Substituted Property Appraisal shall be equal to or greater than either (x) the value, as reasonably determined by the Agent, of the portion of the Collateral being replaced, to the extent the same is Real Estate or (y) approximately 100%, as reasonably determined by the Agent, of the amount of the Collateral being replaced, to the extent the same is Substituted Cash Collateral (the “Replaced Property”);

(f)            the Agent shall have received each of the following:

(i)                   a fully executed Mortgage (the “Substituted Property Mortgage”) with respect to each parcel of the Substituted Property, in substantially the form of the Mortgages delivered on or prior to the Closing Date, with such modifications thereto as shall be advisable and are reasonably acceptable to the Agent with respect to the local jurisdictions in which the Substituted Property is located;

(ii)                an ALTA extended coverage title policy or policies, in form and substance and in amounts and with such endorsements as are reasonably acceptable to the Agent, with respect to each Substituted Property Mortgage;

(iii)             duly executed UCC-3 Termination Statements or such other instruments or evidence, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens, if any, on the Substituted Property;

(iv)            to the extent reasonably requested by the Agent or the Majority Lenders, environmental audits, surveys, title reports and any other document reasonably requested by the Agent, the Majority Lenders or any Lender, as applicable, with respect to the Substituted Property, in each case in form and substance satisfactory to the Agent, the Majority Lenders and such Lender, as applicable; and

(v)               opinions of counsel for the Borrower which is the owner of the Substituted Property as the Agent shall reasonably request, in a form, scope and substance reasonably satisfactory to the Agent and its counsel

(g)           Borrowers shall have paid all reasonable costs related to such Property Substitution, including, but not limited to, reasonable attorney’s fees or fees related to appraisers, and consultants, filing fees and the cost of ALTA extended coverage title policies for the Substituted Property required above, in connection with any request for Property Substitution, and as a condition to such substitution, the Borrowers shall have provided evidence to the Agent that Borrowers have paid, or made arrangement satisfactory to the Agent for the payment of, all such costs which became due and payable prior to or concurrently with such Property Substitution; and

(h)           the Borrowers shall execute such other documents and agreements as the Agent may require to encumber the Substituted Property and amend the Loan Documents to reflect the replacement of the Substituted Property for the Replaced Property; and

(i)            no default or event of default has occurred and is continuing both before and after giving effect to such Property Substitution under the terms of any Subordinated Debt.

Upon a substitution of Substituted Property pursuant to the provisions of this Section 2.8, all Liens on the Replaced Property in favor of the Agent for the benefit of itself and the Lenders shall be released and the Lenders hereby authorize the Agent (i) to execute such documents and take such further action as reasonably requested by the Borrowers or determined by the Agent, in furtherance of this Section 2.8 and (ii) to transfer from the Term Loan Cash Collateral Account any Replaced Property that formerly constituted Substituted Cash Collateral for further application in accordance with Section 3.4(d).  For the avoidance of doubt, following the substitution of any Replaced Property with any Substituted Property in accordance with this Section 2.8, such Replaced Property shall no longer constitute Mortgaged Property, Term Loan Collateral or Real Estate Subfacility Assets for any purpose under this Agreement and Schedule 6.11 shall be deemed modified accordingly.

Notwithstanding anything contained herein to the contrary, the Borrowers may, at any time and from time to time direct the Agent to release all or a portion of the Substituted Cash Collateral from the Term Loan Cash Collateral Account and apply all such released Substituted Cash Collateral to prepay the principal of the Term Loan in accordance with Section 3.4(c)(ii).”

1.2           Addition of new Section 2.9.  A new Section 2.9 shall be added immediately after Section 2.8 as follows:

“2.9         Substitution of Term Loan Collateral with Cash Collateral.  The Borrowers may from time to time provide substitute cash collateral (the “Substituted Cash Collateral”) for any Term Loan Collateral (“Replaced Term Loan Collateral”); provided that for each such substitution (a “Cash Collateral Substitution”) the following conditions are satisfied with respect to such Cash Collateral Substitution and the applicable Substituted Cash Collateral:

(a)           no Default or Event of Default has occurred and is continuing both before and after giving effect to such Cash Collateral Substitution;

(b)           the Flexibility Conditions are satisfied as of the date of and both before and immediately after giving effect to such Cash Collateral Substitution;

(c)           such Substituted Cash Collateral is limited to the Net Proceeds (or a portion thereof at least equal to the 100% requirement set forth in Section 2.9(e)(i)) from the sale of Term Loan Collateral that becomes Replaced Term Loan Collateral concurrently with such sale;

(d)           the applicable Substituted Cash Collateral is free and clear of all Liens other than Liens described in clauses (a), (b) and (n) (solely to the extent such liens are in favor of the depositary bank party to the Term Loan Cash Collateral Account Agreement) of the definition of Permitted Liens;

(e)           such Cash Collateral Substitution (i) shall be equal to or greater than 100% of the value attributed to the Replaced Term Loan Collateral as set forth Schedule 6.11, as such schedule may be deemed amended in accordance with Section 2.8, and (ii) shall be deposited into a segregated cash collateral account (the “Term Loan Cash Collateral Account”) held with the Collateral Agent, on terms satisfactory to the Collateral Agent, and in the name of the Collateral Agent and for the benefit of the Lenders;

(f)            the Agent shall have received each of the following:

(i)            a fully executed restricted account agreement (the “Term Loan Cash Collateral Account Agreement”) with respect to the Term Loan Cash Collateral Account in form and substance reasonably acceptable to the Agent; and

(ii)           opinions of counsel for the Borrower which is the owner of the Substituted Cash Collateral as the Agent shall reasonably request, in a form, scope and substance reasonably satisfactory to the Agent and its counsel;

(g)           the Borrowers shall execute such other documents and agreements as the Agent may require to encumber the Substituted Cash Collateral and amend the Loan Documents to reflect the replacement of the Substituted Cash Collateral for the Replaced Term Loan Collateral; and

(h)           no default or event of default has occurred and is continuing both before and after giving effect to such Cash Collateral Substitution under the terms of any Subordinated Debt.

Upon a substitution of Substituted Cash Collateral pursuant to the provisions of this Section 2.9, all Liens on the Replaced Term Loan Collateral in favor of the Agent for the benefit of itself and the Lenders shall be released and the Lenders hereby authorize the Agent to execute such documents and take such further action as reasonably requested by the Borrowers or determined by the Agent, in furtherance of this Section 2.9.  For the avoidance of doubt, following the substitution of any Replaced Term Loan Collateral with any Substituted Cash Collateral in accordance with this Section 2.9, such Replaced Term Loan Collateral shall no longer constitute Mortgaged Property or Term Loan Collateral for any purpose under this Agreement and Schedule 6.11 shall be deemed modified accordingly.”

1.3           Amendment to Section 3.4.  Clauses (c) and (d) of Section 3.4 shall be amended by deleting such clauses (c) and (d) in their entirety and replacing it with the following:

“(c)                   Immediately upon any receipt by any Loan Party of proceeds of (i) any disposition of any Term Loan Collateral (other than, for the avoidance of doubt, the disposition of Term Loan Collateral described in Section 2.9(c) made concurrently with both such Term Loan Collateral becoming Replaced Term Loan Collateral and the deposit of that portion of the Net Proceeds thereof constituting Substituted Cash Collateral into the Term Loan Cash Collateral Account in accordance with Section 2.9), FMC shall repay the Term Loan in an amount equal to all such proceeds, net of (A) commissions and other customary transaction costs, fees and expenses properly attributable to such transaction and payable by a Loan Party in connection therewith (other than any amounts payable to any Affiliate), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent that such Liens are Permitted Liens), if any and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith (the “Net Proceeds”) or (ii) any withdrawal of funds from the Term Loan Cash Collateral Account made without a corresponding replacement of such Term Loan Collateral with Collateral constituting Real Estate in accordance with Section 2.8 hereof, FMC shall repay the Term Loan in an amount equal to all such proceeds.  After the Term Loan has been repaid in full, any remaining Net Proceeds or proceeds of the withdrawal of such funds shall be applied to the Revolving Loans, but without reduction of the Revolving Credit Commitments.

(d)                     Immediately upon any receipt by any Loan Party of proceeds (excluding (i) assets or other property received in exchange for any Equipment sold, traded-in or exchanged pursuant to Section 7.9(b) hereof, (ii) proceeds deposited as Substituted Cash Collateral into the Term Loan Cash Collateral Account, but solely for so long as (x) such proceeds are so deposited or (y) if so deposited and then subsequently released, are released solely in accordance with the final paragraph of Section 2.8 and applied to prepay the Term Loan in accordance with Section 3.4(c)(ii) and (iii) proceeds of dispositions applied in accordance with Section 3.4(c)) of any disposition of any assets (other than Inventory sold in the ordinary course of business and), the Borrowers shall repay the Revolving Loans in an amount equal to the Net Proceeds of such disposition, but without reduction of the Revolving Credit Commitments.”

1.4           Amendment to Section 7.9.  Subclause (j) of Section 7.9 shall be amended by inserting the words “and to the extent” immediately prior to the words “required by Section 3.4(c)” in the fifth line thereof.

1.5           Amendment to Section 11.1.  Subclause (C) of Section 11.1(a)(ii) shall be amended by inserting the words “, Section 2.9” immediately following the words “permitted by Section 2.8” in the second line thereof.

1.6           Amendment to Section 12.11.  Subclause (vi) of Section 12.11(a) shall be amended by deleting such subclause (vi) in its entirety and replacing it with the following:

“(vi) constituting Replaced Property or Replaced Term Loan Collateral (as such terms are defined in Section 2.8 and Section 2.9, respectively), provided that the conditions to release set forth in such Section 2.8 or Section 2.9, as applicable, have been satisfied;”

1.7           Amendment to Annex A to Credit Agreement (Definitions).  Annex A shall be amended as follows:

(a)           The following definitions shall be added to Annex A of the Credit Agreement in alphabetical order:

““Cash Collateral Substitution” has the meaning specified in Section 2.9.”

““Replaced Term Loan Collateral” has the meaning specified in Section 2.9.”

““Substituted Cash Collateral” has the meaning specified in Section 2.9.”

““Term Loan Cash Collateral Account “ has the meaning specified in Section 2.9(e).”

““Term Loan Cash Collateral Account Agreement” has the meaning specified in Section 2.9(f).”

(b)           The definitions of each of the terms “Mortgaged Property”, “Net Proceeds” and “Term Loan Collateral” shall be deleted in their entirety and replaced with the following definitions:

““Mortgaged Property” means the Real Estate identified as such on Schedule 6.11 attached hereto (as substituted pursuant to Section 2.8 or Section 2.9 from time to time).  For the avoidance of doubt, following the substitution of any Replaced Property or Replaced Term Loan Collateral with any Substituted Property or Substituted Cash Collateral in accordance with Section 2.8 or Section 2.9, such Replaced Property shall no longer constitute Mortgaged Property for any purpose hereunder and Schedule 6.11 shall be deemed modified accordingly.”

““Net Proceeds” has the meaning specified in Section 3.4(c).”

‘“Term Loan Collateral” means the Real Estate identified as such Schedule 6.11 attached hereto (as substituted pursuant to Section 2.8 and Section 2.9 from time to time) and any Substituted Cash Collateral.  For the avoidance of doubt, following the substitution of any Replaced Property with any Substituted Property in accordance with Section 2.8 or the substitution of any Replaced Term Loan Collateral with any Substituted Cash Collateral in accordance with Section 2.9, such Replaced Property or Replaced Term Loan Collateral shall no longer constitute Term Loan Collateral for any purpose hereunder and Schedule 6.11 shall be deemed modified accordingly.”

2.     REPRESENTATIONS AND WARRANTIES OF FLEETWOOD AND THE BORROWERS.  In order to induce the Lenders and the Agent to enter into this Amendment, each of Fleetwood and each Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

2.1   Power and Authority.  Each of the Loan Parties has all corporate power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the “Consent”), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement.

2.2   Corporate Action.  The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Loan Party under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Loan Parties.

2.3   No Conflict or Violation or Required Consent or Approval.  The execution and delivery of this Amendment and the performance of the obligations of each Loan Party under or in respect of the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the governing documents of any Loan Party or any of its Subsidiaries, (b) any Requirement of Law, (c) any order, judgment or decree of any court or other governmental agency binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound, and do not and will not require any consent or approval of any Person.

2.4   Execution, Delivery and Enforceability.  This Amendment and the Consent have been duly executed and delivered by each Loan Party which is a party thereto and are the legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity.  The Agent’s Liens in the Collateral continue to be valid, binding and enforceable first priority Liens which secure the Obligations.

2.5   No Default or Event of Default.  No event has occurred and is continuing or will result from the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.

2.6   Representations and Warranties.  Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

3.     CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.  This Amendment shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, Fleetwood, the Borrowers and each Lender and only if and when each of the following conditions is satisfied:

3.1   Consent of Guarantors.  Each of the Guarantors shall have executed and delivered to the Agent the Consent.

3.2   No Default or Event of Default; Accuracy of Representations and Warranties.  No Default or Event of Default shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date), and the Borrowers shall have delivered to the Agent a certificate confirming such matters.

3.3   Delivery of Documents.  The Agent shall have received such documents as the Agent may reasonably request in connection with this Amendment.

4.     EFFECTIVE DATE.  This Amendment shall become effective (the “Effective Date”) on the date of the satisfaction of the conditions set forth in Section 3.

5.     EFFECT OF AMENDMENT; RATIFICATION.  This Amendment is a Loan Document.  From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.  Except as expressly amended hereby or waived herein, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

6.     Each of Fleetwood and the Borrowers confirms that as amended hereby, each of the Loan Documents is in full force and effect, and that none of the Credit Parties has any defenses, setoffs or counterclaims to its Obligations.

7.     APPLICABLE LAW.  THE VALIDITY, INTERPRETATIONS AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

8.     NO WAIVER.  The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

9.     COMPLETE AGREEMENT.  This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document or any waiver thereof.  The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

10.   CAPTIONS; COUNTERPARTS.  The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

[signatures follow; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date set forth above.

BORROWERS	FLEETWOOD HOLDINGS INC.

FLEETWOOD HOMES OF ARIZONA, INC.

FLEETWOOD HOMES OF CALIFORNIA, INC.

FLEETWOOD HOMES OF FLORIDA, INC.

FLEETWOOD HOMES OF GEORGIA, INC.

FLEETWOOD HOMES OF IDAHO, INC.

FLEETWOOD HOMES OF INDIANA, INC.

FLEETWOOD HOMES OF KENTUCKY, INC.

FLEETWOOD HOMES OF NORTH CAROLINA, INC.

FLEETWOOD HOMES OF OREGON, INC.

FLEETWOOD HOMES OF PENNSYLVANIA, INC.

FLEETWOOD HOMES OF TENNESSEE, INC.

FLEETWOOD HOMES OF TEXAS, L.P.
	By:	FLEETWOOD GENERAL PARTNER
OF TEXAS, INC., its General Partner

FLEETWOOD HOMES OF VIRGINIA, INC.

FLEETWOOD HOMES OF WASHINGTON, INC.

FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC.

FLEETWOOD MOTOR HOMES OF INDIANA, INC.

FLEETWOOD MOTOR HOMES OF PENNSYLVANIA, INC.

Fifth Amendment and Consent of Guarantors

FLEETWOOD TRAVEL TRAILERS OF CALIFORNIA, INC.

FLEETWOOD TRAVEL TRAILERS OF INDIANA, INC.

FLEETWOOD TRAVEL TRAILERS OF KENTUCKY, INC.

FLEETWOOD TRAVEL TRAILERS OF MARYLAND, INC.

FLEETWOOD TRAVEL TRAILERS OF OHIO, INC.

FLEETWOOD TRAVEL TRAILERS OF OREGON, INC.

FLEETWOOD TRAVEL TRAILERS OF TEXAS, INC.

FLEETWOOD FOLDING TRAILERS, INC.

GOLD SHIELD, INC.

GOLD SHIELD OF INDIANA, INC.

HAUSER LAKE LUMBER OPERATION, INC.

CONTINENTAL LUMBER PRODUCTS, INC.

FLEETWOOD GENERAL PARTNER OF TEXAS, INC.

FLEETWOOD HOMES INVESTMENT, INC.

By:	/s/ Boyd R. Plowman
Name:	Boyd R. Plowman
Title:	Executive Vice President and Chief
Financial Officer

Fifth Amendment and Consent of Guarantors

GUARANTOR	FLEETWOOD ENTERPRISES, INC., as the
Guarantor

	By:	/s/ Boyd R. Plowman
	Name:	Boyd R. Plowman
	Title:	Executive Vice President and Chief
Financial Officer

Fifth Amendment and Consent of Guarantors

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date set forth above.

BANK OF AMERICA, N.A., as the Agent and
as a Lender

By:	/s/ Todd Eggertsen
Name:	Todd Eggertsen
Title:	Vice President

Fifth Amendment and Consent of Guarantors

WELLS FARGO FOOTHILL, INC., fka
FOOTHILL CAPITAL CORPORATION, as
a Lender

By:	/s/ Juan Barrera
Name:	Juan Barrera
Title:	Vice President

Fifth Amendment and Consent of Guarantors

THE CIT GROUP/BUSINESS CREDIT,
INC., as a Lender

By:	/s/ Mark J. Long
Name:	Mark J. Long
Title:	Vice President

Fifth Amendment and Consent of Guarantors

TEXTRON FINANCIAL CORPORATION,
as a Lender

By:	/s/ Norbert Schmidt
Name:	Norbert Schmidt
Title:	Senior Account Executive

Fifth Amendment and Consent of Guarantors

PNC BANK, NATIONAL ASSOCIATION, as
a Lender

By:	/s/ Robin L. Arriola
Name:	Robin L. Arriola
Title:	Vice President

WACHOVIA CAPITAL FINANCE
CORPORATION (WESTERN), as a Lender

By:	/s/ Gary Whitaker
Name:	Gary Whitaker
Title:	Director

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Guaranties continue in full force and effect, and (c) ratifies its Guaranty and each of the Loan Documents to which it is a party.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the       day of                 , 2008.

GUARANTORS	FLEETWOOD ENTERPRISES, INC.
FLEETWOOD CANADA LTD.
FLEETWOOD INTERNATIONAL INC.

	By:	/s/ Boyd R. Plowman
	Name:	Boyd R. Plowman
	Title:	Executive Vice President and Chief
Financial Officer